As filed with the Securities and Exchange Commission
                               on March ___, 1997
                                            Registration No. 333-_______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              TRANS FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

      Kentucky                                                   61-1048868
 (State or other jurisdiction                                   (IRS Employer
  of incorporation or organization)                          Identification No.)

                              500 East Main Street
                          Bowling Green, Kentucky 42101
                    (Address of Principal Executive Offices)

                                    Copy to:
  Vince A. Berta, President                                   James Giesel
  Trans Financial, Inc.                               Brown, Todd & Heyburn PLLC
  500 East Main Street                                 3200 Providian Center
  Bowling Green, Kentucky  42101                    Louisville, Kentucky  40202
 (Name and address of agent for service)                     (502) 589-5400

                                 (502) 793-7717
          (Telephone number, including area code, of agent for service)

           Approximate date of commencement of proposed sale to public:
 As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [     ]
______________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]   ________________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
----------------------  -------------    ----------------   ------------------  ------------------
                                         Proposed maximum   Proposed maximum        Amount of
  Title of securities    Amount to be    offering price     aggregate offering   registration fee
   to be registered      registered       per  share          price
----------------------  -------------    ----------------   ------------------  -------------------

    Common Stock,       46,666 shares     $23.4375(1)        $1,093,734 (1)     $377.10
    no par value
----------------------  -------------   -----------------  ------------------  --------------------
     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) based upon the average of the high and low reported prices of Common  Stock as  reported on the  National  Market Tier of The Nasdaq
Stock Market on March 24, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
                           [TRANS FINANCIAL LOGO HERE]

                              TRANS FINANCIAL, INC.

                                  46,666 Shares

                                  Common Stock

     This Prospectus relates to 46,666 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Trans Financial, Inc. (the "Company"), which may be offered and sold hereafter by or for the account of the Selling Stockholder, as defined herein. The Shares are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the Selling Stockholder in order to permit the public sale or other distribution of the Common Stock. None of the proceeds from the sale of the Common Stock will be received by the Company. See "Selling Stockholder," "Plan of Distribution" and "Use of Proceeds." The Common Stock of the Company is quoted on the National Market Tier of the Nasdaq Stock Market ("Nasdaq") under the symbol "TRFI". On March 24, 1997, the closing sale price of the Common Stock on Nasdaq was $23.375 per share.

     The Common Stock may be sold from time to time to purchasers directly by the Selling Stockholder in negotiated transactions and in the over-the-counter market on Nasdaq. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent; and (b) ordinary brokerage transactions in which the broker solicits purchasers. Alternatively, the Selling Stockholder may from time time offer the Shares offered hereby through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of securities for whom they may act as agents. The Shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

     The Company will pay one-half of all expenses (other than filing fees) of the Offering (estimated to be approximately $7,377) for the Selling Stockholder, but not including fees and disbursements of experts and counsel retained by the Selling Stockholder or underwriting discounts, commisssions or transfer taxes; the Selling Stockholder will pay all filing fees and the remaining one-half of the expenses. See "Plan of Distribution."

     The terms of any offering of the shares of Common Stock by the Selling Stockholder, including the names of the underwriters, if any, and the public offering price, underwriting discounts and proceeds to the Selling Stockholder, will be set forth in an accompanying Prospectus Supplement, to the extent required. The Selling Stockholder and any agents or broker-dealers that participate in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.
        -----------------------------------------------------------------

  THESE  SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
        -----------------------------------------------------------------

                  The date of this Prospectus is __________,1997.

IN CONNECTION WITH THIS OFFERING, THE SELLING STOCKHOLDER MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMPANY'S COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION."

                              Available Information

     The Company has filed with the U. S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not include all the information set forth in the Registration Statement and the exhibits thereto, to which reference is made for further information with respect to the Company.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder and in accordance therewith files periodic reports, proxy and information statements, and other information with the Commission (File No. 0-13030). The Registration Statement and the exhibits thereto and all reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's Web site (http://www.sec.gov), and may also be inspected and copied at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                               * * * * * * * * * *


     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, nor shall there be a sale of any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer, solicitation or sale. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. Statements made in this Prospectus, unless the context indicates otherwise, are made as of the date of this Prospectus.


                     Incorporation of Documents by Reference

     The following documents filed by the Company with the Commission pursuant to the Securities Act and the Exchange Act are hereby incorporated by reference herein:

     (1) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996;

     (2) The description of the shares of Common Stock contained in the Company's registration of the shares under Section 12 of the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering being made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be directed to Edward R. Matthews, Chief Financial Officer, Trans Financial, Inc., 500 East Main Street, Bowling Green, Kentucky, 42101, (502)793-7717.

                                   The Company

     Trans Financial, Inc. ("the Company") is a bank and savings and loan holding company registered under the Bank Holding Company Act of 1956 and the Home Owners' Loan Act. The Company's principal subsidiaries are: Trans Financial Bank, National Association; Trans Financial Bank Tennessee, National Association; and Trans Financial Bank, F.S.B. In addition, Trans Financial Bank, National Association has two operating subsidiaries: Trans Financial Investment Services, Inc., a securities broker/dealer, and Trans Financial Mortgage Company, a mortgage banking company.
     The  Company's  financial  services  network  is  comprised  of  52  office locations serving 37 communities in Kentucky and Tennessee by offering commercial and consumer banking, brokerage, mortgage and trust services. As of December 31, 1996, the Company employed 929 employees and serviced more than 130 thousand customer households.
     At December 31, 1996, the Company had total consolidated assets of $2.0 billion, total loans of $1.5 billion, total deposits of $1.6 billion and shareholders' equity of $131 million.
     The Company's principal executive offices are located at 500 East Main Street, Bowling Green, Kentucky 42101. Its telephone number is (502) 793-7717.


                                 Use of Proceeds

     This Prospectus relates to Shares being offered and sold for the account of the Selling Stockholder. The Company will not receive any of the proceeds of any sale by the Selling Stockholder of the shares of Common Stock.


                               Selling Stockholder

     On November 7, 1996, Morgan Keegan & Co., Inc.,(the "Selling Stockholder") acquired for total consideration of $516,243 the Shares of Common Stock offered by this Prospectus pursuant to a warrant dated as of February 13, 1992. The warrant had previously been issued to the Selling Stockholder as underwriting compensation in connection with an issuance of the Company's Common Stock underwritten by the Selling Stockholder. The Selling Stockholder is currently a market maker with respect to the Company's Common Stock on the Nasdaq National Market and the number of shares of the Company's Common Stock beneficially owned by the Selling Stockholder fluctuates from time to time based on demand for the Company's Common Stock. As of March 26, 1997, the Selling Stockholder beneficially owned 48,049 shares of the Company's Common Stock, including the 46,666 shares offered hereby for the Selling Stockholders account. Except as set forth in this paragraph, to the knowledge of the Company, the Selling
Stockholder within the past three years has not had any material relationship with the Company or any of its predecessors or affiliates.




                              Plan of Distribution


     The securities offered hereby may, upon compliance with applicable "Blue Sky" law, be sold from time to time to purchasers directly by the Selling Stockholder in negotiated transactions and in the over-the-counter market on Nasdaq. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent; and (b) ordinary brokerage transactions in which the broker solicits purchasers. In addition, any securities covered by the Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.
     Alternatively, the Selling Stockholder may from time to time offer the securities offered hereby through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of securities for whom they may act as agents. Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the Selling Stockholder and any underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares.
     In order to comply with the securities laws of certain states, if required, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or any exemption from the registration or qualification requirement is available and is complied with.
     The Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder which provisions may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholder. In connection with this offering, the Selling Stockholder may engage in passive market making transactions in the Common Stock on the Nasdaq National Market immediately before the commencement of sales in the offering in accordance with Rule 103 of Regulation M. Passive market making consists of displaying bids on the Nasdaq National Market limited by the bid prices of independent market makers and making purchases limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the Common Stock during a specified period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the Common Stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.
     The Selling Stockholder and any underwriters, dealers or agents that participate in the distribution of securities offered hereby may be deemed to be underwriters, and any profit on the sale of such securities by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time, if any, a particular underwritten offer of securities is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, and discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
     The securities offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed or at varying prices determined at the time of sale or at negotiated prices.
     The Company will pay one-half of all expenses (other than filing fees) of the offering (estimated to be approximately $7,000) for the Selling Stockholder, but not including fees and disbursements of experts and counsel retained by the Selling Stockholder or underwriting discounts, commissions or transfer taxes; the Selling Stockholder will pay all filing fees (estimated to be approximately $377) and the remaining one-half of the expenses.


                                  Legal Matters

     The legality of the Common Stock offered hereby will be passed upon for the Company by Brown, Todd & Heyburn PLLC, Louisville, Kentucky.


                                     Experts

     The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for mortgage servicing rights in 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the registration fees. The Registrant will pay one-half of all expenses (other than filing fees) of the Offering for the Selling Stockholder, but not including fees and disbursements of experts and counsel retained by the Selling Stockholder or underwriting discounts, commissions or transfer taxes; the Selling Stockholder will pay all filing fees and the remaining one-half of the expenses.

     Securities and Exchange Commission Fee ..........................$     377
     Accountants' Fees and Expenses....................................   2,000
     Legal Fees and Expenses............................................. 5,000

         Total...........................................................$7,377


Item 15. Indemnification of Directors and Officers.

     Article XI of the Registrant's Amended and Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.
     The Bylaws of the Registrant require the Registrant to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving in such capacity with another entity at the request of the Registrant, for the costs of such Proceeding to the fullest extent authorized by Kentucky law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Registrant.
     The Bylaws of the Registrant further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, only upon delivery to the Registrant of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. If a claim is not paid in full by the Registrant within ninety (90) days after a written claim has been received, the director or officer making the claim may bring suit against the Registrant to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Registrant by a director or officer that he or she has not met the standards of conduct which make it permissible under Kentucky law for the Registrant to indemnify, the Registrant has the burden of proving this defense.
     The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, et seq.
     Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: [1] he conducted himself in good faith; and [2] he reasonably believed: [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
     A corporation may not indemnify a director: [1] in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.
     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.


Item 16. Exhibits.

     The following exhibits are filed as a part of this Registration Statement:
     3(a)     Restated Articles of Incorporation of the Registrant  incorporated by reference to Exhibit (4)(a) to the Registrant's  report on Form
              10-Q for the quarter ended March 31, 1995.
     3(b)     Articles of Amendment  to the Restated  Articles of  Incorporation
              of the  Registrant  are  incorporated  by reference
              to Exhibit 4(b) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1995.
       3(c)   Restated  Bylaws of the  registrant  are  incorporated  by reference to Exhibit 4(b) of the  Registrant's report on
              Form 10-K for the year ended December 31, 1993.
       4(a)   Rights  Agreement  dated  January 20, 1992  between  Manufacturers
              Hanover Trust Company and Trans Financial, Inc. is incorporated by reference  to  Exhibit  1 to the  registrant's  report on Form 8-K dated January 24, 1992.
     5        Opinion of Brown, Todd & Heyburn PLLC as to the legality of the
              Common Stock.
     23(a)    Consent of KPMG Peat Marwick LLP.
     23(b)    Consent of Brown, Todd & Heyburn (included in Exhibit 5).
     24       Power of Attorney (included on signature page of this Registration
              Statement).
     99       Warrant dated as of February 13, 1992 between Morgan Keegan &
              Company, Inc. and Trans Financial, Inc. incorporated by reference to Exhibit 10(m) of Registration Statement of Form S-2 of the registrant (File No. 33-45483).

Item 17. Undertakings.

          (A) The undersigned Registrant hereby undertakes:
         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                  (i)  To include any prospectus required by Section 10(a)(3)
          of the Act;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (A) (1) (i) and (A)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (C) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Articles of Incorporation or Bylaws of the Company or the Kentucky Business Corporation Act or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        Signatures and Power of Attorney

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky on March 27, 1997.


                                                Trans Financial, Inc.


                                                 By:    /s/ Vince A. Berta
                                                            Vince A. Berta
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vince A. Berta and Edward R. Matthews, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do and cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   (a) Principal Executive Officer:



     /s/ Vince A. Berta
     Vince A. Berta
     President, Chief Executive Officer
       and Director
       Date:  March 25, 1997

   (b) Principal Financial Officer:



     /s/ Edward R. Matthews
     Edward R. Matthews
     Chief Financial Officer
     Date:   March 25, 1997

   (c) Principal Accounting Officer:



     /s/ Ronald B. Pigeon
     Ronald B. Pigeon
     Controller
     Date:   March 25, 1997

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   (d) Directors:



     /s/ Mary D. Cohron
     Mary D. Cohron
     Date: March 26, 1997



     /s/ Floyd H. Ellis
     Floyd H. Ellis
     Date:  March 26,1997


     /s/ David B. Garvin
     David B. Garvin
     Date: March 26, 1997



     /s/ Wayne Gaunce
     Wayne Gaunce
     Date: March 26, 1997



     /s/ C.C. Howard Gray
     C.C. Howard Gray
     Date: March 26, 1997




     /s/ Charles A. Hardcastle
     Charles A. Hardcastle
     Date: March 26, 1997




     /s/ Carroll F. Knicely
     Carroll F. Knicely
     Date: March 26, 1997


     /s/ C.Cecil Martin
     C. Cecil Martin
     Date: March 26, 1997



     _____________________________
     Frank Mastrapasqua
     Date: ________________________




     _____________________________
     James D. Scott
     Date:________________________


     /s/ William B. VanMeter
     William B. Van Meter
     Date: March 26, 1997



     _______________________________
     Thomas R. Wallingford
       Date:________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Index to Exhibits

  Exhibit Number
                           Description of Exhibit                          Page
       3(a)   Restated   Articles  of  Incorporation  of  the  Registrant
              incorporated   by  reference  to  Exhibit   (4)(a)  to  the
              Registrant's  report  on Form  10-Q for the  quarter  ended
              March 31, 1995.
       3(b)   Articles  of  Amendment  to  the  Restated   Articles  of
              Incorporation  of  the  Registrant  are  incorporated  by
              reference to Exhibit 4(b) to the  Registrant's  report on
              Form 10-Q for the quarter ended March 31, 1995.
       3(c)   Restated  Bylaws of the  registrant are  incorporated  by
              reference to Exhibit 4(b) of the  registrant's  report on
              Form 10-K for the year ended December 31, 1993.
       4(a)   Rights Agreement dated January 20, 1992 between
              Manufacturers Hanover Trust Company and Trans Financial,
              Inc. is incorporated by reference to Exhibit 1 to the
              registrant's report on Form 8-K dated January 24, 1992.
        5     Opinion of Brown, Todd & Heyburn PLLC as to the legality
              of the Common Stock.                                           13
      23(a)   Consent of KPMG Peat Marwick LLP.                              14
      23(b)   Consent of Brown, Todd & Heyburn PLLC
              (included in Exhibit 5).
        24    Power of Attorney (included on signature page of this
              Registration Statement).                                     10-11
        99    Warrant dated as of February 13, 1992 between  Morgan
              Keegan & Company,  Inc. and Trans Financial,  Inc.
              incorporated by reference to Exhibit 10(m)of Registration
              Statement of Form S-2 of the registrant
              (File No. 33-45483).